4Q 2014 Earnings Release January 16, 2015

2 Important Cautionary Statement The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2013 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation contains forward-looking statements. Statements regarding future levels of the efficiency ratio, swap income, and capital returns are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could"; such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other periodic reports that we file with the SEC. Those factors include: as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, particularly unemployment levels and home prices in the U.S., and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us, or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; our framework for managing risks may not be effective in mitigating risk and loss to us; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we will realize future losses if the proceeds we receive upon liquidation of NPAs are less than the carrying value of such assets; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; we face certain risks as a servicer of loans, and may be terminated as a servicer or master servicer, be required to repurchase a mortgage loan or reimburse investors for credit losses on a mortgage loan, or incur costs, liabilities, fines and other sanctions if we fail to satisfy our servicing obligations, including our obligations with respect to mortgage loan foreclosure actions; financial difficulties or credit downgrades of mortgage and bond insurers may adversely affect our servicing and investment portfolios; we are subject to risks related to delays in the foreclosure process; we face risks related to recent mortgage settlements; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies and practices; our mortgage production and servicing revenue can be volatile; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; changes in interest rates could also reduce the value of our MSRs and mortgages held for sale, reducing our earnings; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on our common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

3 4Q 14 Summary Earnings • Net income available to common shareholders of $378 million; earnings per share of $0.72 • As noted in the January 5, 2015, Form 8-K, a $145 million legal provision expense negatively impacted earnings by $0.17 per share • Excluding this expense, adjusted earnings were $466 million, or $0.88 per share; up 14% from prior year Revenue • Net interest income relatively stable, with earning asset growth offsetting a decline in asset yields • Noninterest income increased from prior quarter as higher mortgage-related and investment banking income offset declines in service charges and wealth management-related income Expenses • Adjusted expenses1 stable to prior quarter • Adjusted expenses1 down 7% from prior year due to expense management efforts and lower cyclical costs2 Balance Sheet • Average performing loans were up 2% sequentially, due to growth in commercial and consumer loans • Average client deposits increased 4% sequentially, with continued favorable mix shift Credit and Capital • Nonperforming loans declined 17% from prior quarter and 35% from prior year • Net charge-off ratio was 0.28% • Basel III Common Equity Tier 1 ratio estimated at 9.7%3 1. Please refer to the appendix for noninterest income and expense adjustment details 2. Please refer to the appendix for details on cyclical costs 3. Please refer to the appendix for Tier 1 Common Equity (Basel I) to Common Equity Tier 1 (Basel III) reconciliation

Net Income Available To Common & Diluted EPS

Strong Core Earnings Growth

($ in millions, except per-share data)



Significant Items (net)
Net Income Available to Common (excl significant items)
EPS (excl significant items)
$0.77
$0.73
$0.81
$0.81
$0.88
$2.74
+18%
$3.24
$413
$393
$436
$433
$130
$466
$1,476
$1,729
($49)
($88)
($179)
($7)
4Q 13
1Q 14
2Q 14[1]
3Q 14[1]
4Q 14[1]
2013[1]
2014[1]

Prior Quarter Variance

- Adjusted EPS increased $0.07, or 9%
  - → Driven by higher noninterest income, lower provision expense, and a lower tax rate

Prior Year Variance

- Adjusted EPS increased $0.11, or 14%
  - → Driven by expense management efforts, higher mortgage-related income, lower cyclical costs[2], and lower provision expense

Full Year Variance

- Adjusted EPS increased $0.50, or 18%
  - → Driven by expense management efforts, lower provision expense, lower cyclical costs[2], and higher investment banking income
  - → Partially offset by declines in mortgage production income and foregone income from the sale of RidgeWorth

1. 2Q 14 reported EPS was $0.72, and reported net income available to common was $387 million. 3Q 14 reported EPS was $1.06 and reported net income available to common was $563 million. 4Q 14 reported EPS was $0.72, and reported net income available to common was $378 million. 2013 reported EPS was $2.41, and reported net income available to common was $1,297 million. 2014 reported EPS was $3.23, and reported net income available to common was $1,722 million. Please refer to the appendix for reconciliation to adjusted figures
2. Please refer to the appendix for details on cyclical costs

Note: Graphs not drawn to scale

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5 Net Interest Income - FTE Net Interest Income Stable ($ in millions) Prior Quarter Variance • Net interest income was stable as earning asset growth was offset by lower asset yields • Net interest margin declined 7 basis points, primarily driven by a decline in commercial loan swap income and lower securities yields Prior Year Variance • Net interest income was stable as strong loan growth offset the decline in net interest margin • Net interest margin down 24 basis points, due to declines in earning asset yields $1,247 $1,239 $1,244 $1,251 $1,248 3.20% 3.19% 3.11% 3.03% 2.96% 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Net I terest Income Net Interest Margin

6 $807 $789 $855 $783 $792 $102 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Adjusted Noninterest Income¹ Adjustment Items¹ Noninterest Income Adjusted Noninterest Income1 Higher Relative to Prior Quarter ($ in millions) Prior Quarter Variance • Adjusted noninterest income1 improved by $9 million → Investment banking income up $21 million → Mortgage production income up $16 million due to higher gain-on-sale margins and increased refinance activity → Mortgage servicing income up $9 million due to a larger servicing portfolio and seasonal activity → Partially offset by declines in service charges and wealth management-related income Prior Year Variance • Adjusted noninterest income1 lower by $15 million → Growth in mortgage-related income was offset by a decline in RidgeWorth-related revenue $814 $791 $780 $957 $795 1. Noninterest income on a GAAP basis was $814 million, $791 million, $957 million, $780 million, and $795 million for 4Q 13, 1Q 14, 2Q 14, 3Q 14, and 4Q 14, respectively. Please refer to the appendix for noninterest income adjustment details Note: Totals may not foot due to rounding ($3) $3 $2 $7

Noninterest Expense

Adjusted Expenses[1,2] Stable to Prior Quarter and Down from Prior Year

($ in millions)



$1,357
$1,517
$1,259
$1,410
$179
$145
$36
$1,361
$1,321
$1,338
$1,267
$1,264
($8)
4Q 13
1Q 14
2Q 14
3Q 14
4Q 14
Adjusted Noninterest Expense1,2
Adjustment Items2

Prior Quarter Variance

- Adjusted noninterest expense[2] stable
  - → Personnel costs declined due to lower incentive and benefits-related accruals
    - ➢ Full-year incentives increased due to improved business performance
  - → Offset by modest increases in other operating expense categories

Prior Year Variance

- Adjusted noninterest expense[1,2] declined $97 million, or 7%
  - → Driven by expense management efforts, a reduction in cyclical costs[3], and the sale of RidgeWorth

Full Year Variance

- Adjusted noninterest expense[2] declined $222 million, or 4%
  - → Driven by expense management efforts and a reduction in cyclical costs[3]

1. In accordance with updated GAAP, amortization of affordable housing investments of $16 million was reclassified and is now presented in provision for income taxes for the three months ended December 31, 2013. Previously, this amortization was presented in other noninterest expense
2. Noninterest expense on a GAAP basis was $1,361 million, $1,357 million, $1,517 million, $1,259 million, $1,410 million, $5,412 million, and $5,190 million for 4Q 13, 1Q 14, 2Q 14, 3Q 14, 4Q 14, 2013, and 2014, respectively. Please refer to the appendix for noninterest expense adjustment details
3. Please refer to the appendix for details on cyclical costs

Note: Totals may not foot due to rounding

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8 66.0% 64.9% 63.6% 61.9% 61.4% 65.3% 63.0% 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 2013 2014 2015 Target Adjusted Tangible Efficiency Ratio1,2 Achieved Full-Year 2014 Target of <64%; 2015 Target is <63% 1. In accordance with updated GAAP, amortization of affordable housing investments of $16 million and $49 million were reclassified and are now presented in provision for income taxes for the three months ended December 31, 2013 and full year 2013, respectively. Previously, this amortization was presented in other noninterest expense 2. Calculated on a tangible basis and excluding certain items that are material and/or potentially nonrecurring. The GAAP efficiency ratios, inclusive of the adoption of the GAAP item noted above, for 4Q 13, 1Q 14, 2Q 14, 3Q 14, 4Q 14, FY 13, and FY 14 were 66.0%, 66.8%, 68.9%, 62.0%, 69.0%, 71.2%, and 66.7%, respectively. Please refer to the appendix for the GAAP reconciliations <63%

9 Credit Quality Continued Significant Improvement in Asset Quality ($ in millions) Net Charge-offs Provision for Credit Losses Allowance for Loan and Lease Losses Nonperforming Loans $101 $102 $73 $93 $74 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 $128 $110 $113 $128 $94 0.40% 0.35% 0.35% 0.39% 0.28% 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Net Charge-offs NCO Ratio (annualized) $971 $925 $899 $762 $634 0.76% 0.72% 0.69% 0.58% 0.48% 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Nonperforming Loans Nonperforming Loan Ratio $2,044 $2,040 $2,003 $1,968 $1,937 1.60% 1.58% 1.55% 1.49% 1.46% 4Q 13 1Q 1 2Q 14 3Q 14 4Q 14 ALLL ALLL Ratio

10 $62.1 $64.8 $67.2 $69.2 $72.3 $42.5 $42.3 $41.7 $39.1 $38.5 $20.1 $20.5 $20.9 $21.6 $21.9 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Commercial Residential Consumer Loans Average Performing Loans Up 2% Sequentially and 6% from Prior Year ($ in billions, average balances) $124.7 $129.8 $129.9 $132.7 Note: Totals may not foot due to rounding Prior Quarter Variance • Average performing loans up $2.8 billion, or 2%, as growth in commercial and consumer loans offset a decline in residential loans → C&I up 5% → CRE up 2% → Consumer up 2% • End-of-period performing loans up $1.0 billion, or 1%, due to $1.9 billion in loan sales and transfers to held- for-sale → Driven by ongoing balance sheet management optimization strategy → Immaterial gain/(loss) on sales and transfers Prior Year Variance • Average performing loans up $8.0 billion, or 6%, driven by growth in commercial and consumer loans → C&I up 15% → CRE up 29% → Consumer up 9% → Partially offset by a 9% decline in residential loans as a result of balance sheet optimization strategy $127.6

11 $39.1 $39.0 $40.0 $40.9 $41.6 $26.5 $27.7 $29.2 $28.2 $30.4 $42.8 $42.8 $43.0 $45.6 $47.9 $5.8 $6.0 $6.2 $6.1 $6.0 $13.3 $12.9 $12.1 $11.4 $11.0 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 DDA NOW Money Market Savings Time Deposits Average Client Deposits Increased 4% Sequentially and 7% from Prior Year ($ in billions) 1. Lower-cost deposits include DDA, NOW, Money Market, and Savings Note: Totals may not foot due to rounding $128.4 $130.5 $132.2 $127.5 $136.9 Prior Quarter Variance • Client deposits increased $4.7 billion, or 4% → Lower-cost deposits1 increased $5.0 billion, or 4%, partially driven by seasonal activity → Time deposits declined $0.3 billion, or 3% Prior Year Variance • Client deposits increased $9.4 billion, or 7% → Lower-cost deposits1 up $11.6 billion, or 10% → Time deposits declined $2.2 billion, or 17% → Rates paid declined 4 basis points, from 0.25% to 0.21%

12 Capital Position Estimated Basel III Common Equity Tier 1 Ratio of 9.7%¹; Tangible Book Value Per Share Up 10% from Prior Year ($ in billions, except per-share data) Tangible Common Equity Ratio3 Tangible Book Value Per Share2 1. 4Q 14 estimated. Please refer to the appendix for additional details on the calculation 2. Book value per share was $38.61, $39.44, $40.18, $40.85, and $41.52 for the periods ending 4Q 13, 1Q 14, 2Q 14, 3Q 14, and 4Q 14, respectively. See Appendix A within the earnings release for a reconcilement to book value per share 3. The total shareholders’ equity to total assets ratio was 12.22%, 12.15%, 12.12%, 11.92%, and 12.09% for the periods ending 4Q 13, 1Q 14, 2Q 14, 3Q 14, and 4Q 14, respectively. Please refer to the appendix for a reconcilement of tangible common equity to shareholders’ equity and tangible assets to total assets Basel III Common Equity Tier 11 $27.01 $27.82 $28.64 $29.21 $29.82 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 8.57% 8.59% 8.66% 8.53% 8.50% 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 $14.6 $14.9 $15.2 $15.4 $15.6 9.6% 9.7% 9.7% 9.8% 9.7% 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14

Consumer Banking and PWM Highlights

($ in millions)

	4Q 13	3Q 14	4Q 14	% Chg Prior Qtr	% Chg Prior Yr	2013	2014	% Chg Full Yr
Net Interest Income (FTE)	$656	$667	$675	1%	3%	$2,600	$2,637	1%
Noninterest Income	373	399	386	-3%	3%	1,478	1,528	3%
Total Revenue (FTE)	1,029	1,066	1,061	0%	3%	4,078	4,165	2%
Provision for Credit Losses	60	40	56	40%	-7%	261	191	-27%
Noninterest Expense	714	724	717	-1%	0%	2,801	2,887	3%
Net Income	$161	$191	$182	-5%	13%	$642	$687	7%
Key Statistics ($ in billions)								
Tangible Efficiency Ratio[1]	67.2%	66.2%	66.0%			66.3%	67.4%	
Total Loans (average)	$40.9	$41.9	$42.1	0%	3%	$40.5	$41.7	3%
Client Deposits (average)	$84.2	$86.4	$88.9	3%	6%	$84.4	$86.2	2%

Prior Quarter Variance

- Net income slightly lower, largely due a higher provision expense
- Net interest income higher due to loan and deposit growth
- Noninterest income lower due to seasonally higher fees in the previous quarter
- Noninterest expense declined due to lower personnel costs and operating losses

Prior Year Variance

- Net income higher due to revenue growth, which was driven by loan and deposit growth and higher fee income
- Noninterest income higher due to increased retail investment income, card fees, and gains on the sale of loans
- Consumer loan production up 15%

Full Year Variance

- Net income up 7%, driven by revenue growth and a decline in provision expense
- Net interest income higher due to loan and deposit growth
- Noninterest income higher due to increases in wealth management-related income and card fees
- Provision expense lower due to continued asset quality improvements in the home equity portfolio
- Noninterest expense increased primarily due to investments in revenue-generating positions

1. Reported efficiency ratios were 69.4%, 68.0%, 67.6%, 68.7%, and 69.3% for 4Q 13, 3Q 14, 4Q 14, 2013, and 2014, respectively. The impacts from excluding the amortization and associated funding cost of intangible assets were (2.2%), (1.8%), (1.6%), (2.4%), and (1.9%) for 4Q 13, 3Q 14, 4Q 14, 2013, and 2014, respectively

SunTrust
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Wholesale Banking Highlights

($ in millions)

	4Q 13	3Q 14 Adjusted[1]	4Q 14	% Chg Prior Qtr	% Chg Prior Yr	2013 Adjusted[2]	2014 Adjusted[3]	% Chg Full Yr
Net Interest Income (FTE)	$434	$459	$482	5%	11%	$1,690	$1,821	8%
Noninterest Income	308	290	276	-5%	-10%	1,140	1,153	1%
Total Revenue (FTE)	742	749	758	1%	2%	2,830	2,974	5%
Provision for Credit Losses	4	9	32	NM	NM	124	71	-43%
Noninterest Expense	365	370	369	0%	1%	1,418	1,508	6%
Net Income	$252	$257	$246	-4%	-2%	$865	$948	10%
Key Statistics ($ in billions)								
Tangible Efficiency Ratio[4]	48.3%	48.0%	46.7%			49.1%	49.4%	
Total Loans (average)	$56.3	$63.6	$66.6	5%	18%	$54.1	$62.6	16%
Client Deposits (average)	$41.1	$43.1	$45.5	5%	11%	$39.6	$43.5	10%

Prior Quarter Variance

- Adjusted net income down slightly as modest revenue growth was offset by an increase in provision expense
- Net interest income increased 5% due to broad-based loan and deposit growth
- Adjusted noninterest income was lower, as higher investment banking income was offset by a decline in trading and other income (also applicable to prior year variance)

Prior Year Variance

- Net interest income up 11% due to robust loan and deposit growth, partially offset by narrowing spreads
- Provision expense higher due to increase in ALLL (also applicable to prior quarter variance)

Full Year Variance

- Adjusted net income up 10%, driven by revenue growth and a decline in provision expense
- Net interest income higher due to strong loan and deposit growth
- Noninterest expense higher due to increased personnel costs as a result of targeted hiring and improved business performance

1. 3Q 14 reported noninterest income, noninterest expense, net income, and efficiency ratio were $241 million, $362 million, $231 million, and 51.7%, respectively. Adjusted figures exclude a $49 million lease impairment (noninterest income) and an $8 million affordable housing recovery (noninterest expense)
2. 2013 reported noninterest income, noninterest expense, and net income were $1,103 million, $1,450 million, and $822 million, respectively. Adjusted figures exclude a $37 million lease impairment (noninterest income) and a $32 million operating loss related to a specific legal matter (noninterest expense)
3. 2014 reported noninterest income, noninterest expense, and net income were $1,104 million, $1,536 million, and $900 million, respectively. Adjusted figures exclude a $49 million lease impairment (noninterest income), a $36 million affordable housing impairment charge (noninterest expense), and an $8 million affordable housing recovery (noninterest expense)
4. Reported efficiency ratios were 49.1%, 51.7%, 48.7%, 51.9%, and 52.5% for 4Q 13, 3Q 14, 4Q 14, 2013, and 2014, respectively. The impacts from excluding the amortization of intangible assets, the associated funding cost of intangible assets, and the adjustments noted above were (0.8%), (3.7%), (2.0%), (2.8%), and (3.1%) for 4Q 13, 3Q 14, 4Q 14, 2013, and 2014, respectively

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Mortgage Banking Highlights

($ in millions)

	4Q 13	3Q 14 Adjusted[1]	4Q 14 Adjusted[2]	% Chg Prior Qtr	% Chg Prior Yr	2013 Adjusted[3]	2014 Adjusted[4]	% Chg Full Yr
Net Interest Income (FTE)	$130	$148	$129	-13%	-1%	$539	$552	2%
Noninterest Income	74	89	123	38%	66%	465	432	-7%
Total Revenue (FTE)	204	237	252	6%	24%	1,004	984	-2%
Provision/(Benefit) for Credit Losses	37	44	(14)	NM	NM	170	81	-52%
Noninterest Expense	256	166	187	12%	-27%	1,116	726	-35%
Net Income/(Loss)	($65)	$18	$56	NM	NM	($183)	$122	NM
Key Statistics ($ in billions)								
Efficiency Ratio	125.7%	70.1%	74.1%			111.2%	73.8%	
Servicing Portfolio for Others (EOP)	$106.8	$109.1	$115.5	6%	8%	$106.8	$115.5	8%
Production Volume	$3.9	$4.5	$4.7	4%	20%	$29.9	$16.4	-45%

Prior Quarter Variance

- Adjusted net income increased $38 million due to revenue growth and continued improvement in asset quality
- Net interest income lower due to prior quarter loan sales
- Adjusted noninterest income higher due to increased mortgage production income and higher servicing income
- Provision expense declined due to continued improvement in asset quality

Prior Year Variance

- Adjusted net income higher due to revenue growth, reduced expenses, and lower provision expense
- Adjusted noninterest income higher due to increased mortgage production income and higher servicing income
- Adjusted noninterest expense declined due to execution of expense reduction initiatives and lower cyclical costs (also applicable to full year variance)

Full Year Variance

- Adjusted net income of $122 million
- Adjusted noninterest income lower due to a 45% decline in production volume, partially offset by higher servicing income
- Servicing portfolio increased 8%
- Provision expense lower due to continued improvement in asset quality

1. 3Q 14 reported noninterest income, net income, and efficiency ratio were $130 million, $43 million, and 59.7%, respectively. Adjusted figures are the result of excluding $41 million of gains related to loan sales (noninterest income)
2. 4Q 14 reported noninterest expense, net loss, and efficiency ratio were $332 million, ($32) million, and 131.6%, respectively. Adjusted figures are the result of excluding a $145 million operating loss associated with a legal provision for legacy mortgage matters (noninterest expense)
3. 2013 reported noninterest income, noninterest expense, net loss, and efficiency ratio were $402 million, $1,503 million, ($527) million, and 159.8%, respectively. Adjusted figures are the result of excluding $291 million of specific operating losses related to the settlement of certain legal matters (noninterest expense), $96 million in collection services related to the mortgage servicing advances allowance increase (noninterest expense), and $63 million of mortgage repurchase settlements with Fannie Mae and Freddie Mac (noninterest income)
4. 2014 reported noninterest income, noninterest expense, net loss, and efficiency ratio were $473 million, $1,050 million, ($56) million, and 102.4%, respectively. Adjusted figures are the result of excluding $41 million of gains related to loan sales (noninterest income), $179 million of operating losses related to specific legacy mortgage matters (noninterest expense), and a $145 million operating loss associated with a legal provision for legacy mortgage matters (noninterest expense)

SunTrust
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16 $415 2Q 13 - 1Q 14 2Q 14 - 1Q 15 0.88% 0.98% 2013 2014 65.3% 63.0% 2013 2014 $678 $445 0.55% 0.34% 2013 2014 NCOs NCO Ratio 2014 Perspectives ($ in millions, except per-share data) Adjusted Earnings Per Share1 Net Charge-offs Capital Return4 $2.74 $3.24 2 13 2014 Nonperforming Loans Includes common share dividends and share repurchases 1. 2013 and 2014 reported EPS were $2.41 and $3.23, respectively. Please refer to the appendix for reconciliation to adjusted figures 2. 2013 and 2014 GAAP efficiency ratios were 71.2%, and 66.7%, respectively. Please refer to the appendix for the GAAP reconciliations 3. 2013 and 2014 reported return on average assets were 0.78% and 0.97%, respectively. Please refer to the appendix for the GAAP reconciliations 4. Includes 1Q 15 estimate $971 $634 0.76% 0.48% 2013 2014 NPLs NPL RatioAdjusted Tangible Efficiency Ratio2 Adjusted Return on Average Assets3 ~$945

Appendix

18 Mortgage Servicing Income Supplemental Information ($ in millions) 1. Includes contractually specified servicing fees, late charges, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Includes both the fair value mark-to-market of the Mortgage Servicing Rights asset from changes in market rates and other assumption updates, exclusive of the decay, and the impact of using derivatives to hedge the risk of changes in the fair value of the MSR asset Note: Totals may not foot due to rounding 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Servicing Fees 1 $81 $80 $82 $81 $88 (43) (35) ($46) ($46) ($45) Net MSR Fair Value and Hedge Activity3 0 9 $10 $9 $10 Mortgage Servicing Income $38 $54 $45 $44 $53 Memo: Total Loans Serviced for Others (end of period) $106,832 $105,746 $105,388 $109,142 $115,534 Annualized Servicing Fees / Total Loans Serviced for Others (bps) 30 31 31 30 31 Changes in MSR Value from Collection / Realization of Cash Flow (Decay) 2

Cyclical Costs

Credit-Related Expenses and Operating Losses

($ in millions)



Cyclical Costs Consist of:
Operating Losses
Other Real Estate (Other Exp.)
Collections Services (Other Exp.)
Credit Services (Other Exp.)
$81
$13
$27
$42
$42
$6
$15
$21
-$1
$63
$8
$16
$39
$50
$9
$13
$29
$49
$10
$13
$28
-$2
$352
$53
$115
$4
$180
$204
$33
$57
$117
-$4
4Q 13
1Q 14
2Q 14 Adjusted 1,2
3Q 14
4Q 14 Adjusted 1,3
2013 Adjusted 1,4
2014 Adjusted 1,2,3

1. Adjusted figures provided as they remove certain items that are material and/or potentially nonrecurring
2. Adjusted to exclude certain July 3, 2014, 8-K items and other legacy mortgage matters. Operating losses adjusted from $218 million to $39 million due to $179 million of operating losses associated with the aforementioned items
3. Adjusted to exclude the January 5, 2015, 8-K items. Operating losses adjusted from $174 million to $28 million due to a $145 million legal provision for legacy mortgage matters
4. Adjusted to exclude certain October 10, 2013, 8-K items. Operating losses adjusted from $503 million to $180 million due to $323 million of operating losses associated with specific legacy mortgage and other related legal matters in 3Q 13. Collection services adjusted from $211 million to $115 million due to the impact of the $96 million servicing advances allowance increase in 3Q 13

Note: Totals may not foot due to rounding and graphs not drawn to scale

SunTrust

19

20 Commercial Loan Swap Interest Income ($ in millions) Key Points • Swap income is expected to decline in 2015 relative to 2014 • SunTrust receives a fixed rate and pays a floating rate (LIBOR) on the notional value of the swaps • As the swaps mature, asset sensitivity increases → As of December 31, 2014, an instantaneous 100 basis-point increase in rates would result in a 3.5% increase in net interest income over the next 12 months → For every $1 billion of commercial loan swaps that matures, asset sensitivity increases by ~0.2% 1. Forecast swap income assumes LIBOR unchanged relative to December 31, 2014 levels Actual Forecast1 $102 $102 $99 $84 $52 $52 $50 $49 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15

30 – 89 Day Delinquencies by Loan Class

($ in millions)

30-89 Accruing Delinquencies	4Q 13	1Q 14	2Q 14	3Q 14	4Q 14	Memo: 4Q 14 Loan Balance
Commercial & industrial	0.08%	0.09%	0.07%	0.07%	0.05%	$65,440
Commercial real estate	0.09%	0.11%	0.07%	0.08%	0.05%	6,741
Commercial construction	0.14%	0.25%	0.04%	0.19%	0.06%	1,211
Total Commercial Loans	0.08%	0.10%	0.07%	0.08%	0.05%	$73,392
Residential mortgages - guaranteed	-	-	-	-	-	$632
Residential mortgages - nonguaranteed	0.61%	0.50%	0.46%	0.45%	0.46%	23,443
Home equity products	0.80%	0.73%	0.72%	0.70%	0.71%	14,264
Residential construction	0.67%	1.71%	0.76%	1.03%	1.56%	436
Total Residential Loans[1]	0.69%	0.60%	0.56%	0.55%	0.57%	$38,775
Guaranteed student loans	-	-	-	-	-	$4,827
Other direct	0.64%	0.49%	0.59%	0.61%	0.42%	4,573
Indirect	0.66%	0.57%	0.54%	0.74%	0.99%	10,644
Credit cards	0.93%	0.82%	0.81%	0.83%	0.83%	901
Total Consumer Loans[2]	0.67%	0.56%	0.56%	0.71%	0.82%	$20,945
Total SunTrust - excluding government-guaranteed delinquencies[3]	0.36%	0.32%	0.29%	0.30%	0.30%	$127,653
Impact of excluding government-guaranteed delinquencies	0.38%	0.35%	0.34%	0.29%	0.34%	5,459
Total SunTrust - including government-guaranteed delinquencies[4]	0.74%	0.67%	0.63%	0.59%	0.64%	$133,112

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

SunTrust

21

22 Nonperforming Loans by Loan Class Down 17% from Prior Quarter and 35% from Prior Year ($ in millions) Note: Totals may not foot due to rounding Memo: Nonperforming Loans 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 4Q 14 Loan Balance Commercial & industrial $196 $177 $199 $178 $151 $65,440 Commercial real estate 39 41 38 32 21 6,741 Commercial construction 12 11 10 9 1 1,211 Total Commercial Loans $247 $229 $246 $219 $173 $73,392 Residential mortgages – guaranteed - - - - - $632 Residential mortgages – nonguaranteed $441 $426 $406 $327 $254 23,443 Home equity products 210 207 191 178 174 14,264 Residential construction 61 51 46 30 27 436 Total Residential Loans $712 $684 $642 $535 $455 $38,775 Guaranteed student loans - - - - - $4,827 Other direct $5 $6 $5 $5 $6 4,573 Indirect 7 6 6 3 - 10,644 Credit cards - - - - - 901 Total Consumer Loans $12 $12 $10 $8 $6 $20,945 Total SunTrust $971 $925 $899 $762 $634 $133,112

23 Net Charge-off Ratios by Loan Class Note: Totals may not foot due to rounding Down 11 Basis Points from Prior Quarter and 12 Basis Points from Prior Year ($ in millions) Memo: Net Charge-off Ratio (annualized) 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 4Q 14 Loan Balance Commercial & industrial 0.16% 0.11% 0.15% 0.08% 0.12% $65,440 Commercial real estate 0.43% -0.03% 0.12% 0.07% -0.15% 6,741 Commercial construction -1.40% 1.32% 0.72% -0.64% -0.77% 1,211 Total Commercial Loans 0.16% 0.12% 0.15% 0.07% 0.08% $73,392 Residential mortgages – guaranteed - - - - - $632 Residential mortgages – nonguaranteed 0.54% 0.39% 0.66% 0.78% 0.42% 23,443 Home equity products 1.06% 1.10% 0.79% 0.78% 0.80% 14,264 Residential construction 5.94% 3.65% -0.99% 12.79% -1.08% 436 Total Residential Loans 0.75% 0.64% 0.64% 0.91% 0.53% $38,775 Guaranteed student loans - - - - - $4,827 Othe irect 0.84% 1.05% 1.00% 0.74% 0.68% 4,573 Indirect 0.37% 0.40% 0.22% 0.44% 0.50% 10,644 Credit cards 2.86% 2.65% 2.94% 2.28% 2.43% 901 Total Consumer Loans 0.42% 0.47% 0.38% 0.45% 0.49% $20,945 Total SunTrust 0.40% 0.35% 0.35% 0.39% 0.28% $133,112

24 Net Charge-offs by Loan Class Note: Totals may not foot due to rounding Down 27% from Prior Quarter and Prior Year ($ in millions) Memo: Net Charge-offs 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 4Q 14 Loan Balance Commercial & industrial $22 $16 $22 $12 $19 $65,440 Commercial real estate 6 -1 1 1 -3 6,741 Commercial construction -3 4 3 -2 -2 1,211 Total Commercial Loans $25 $19 $26 $12 $14 $73,392 Residential mortgages – guaranteed - - - - - $632 Residential mortgages – nonguaranteed $33 $23 $39 $47 $24 23,443 Home equity products 40 40 29 29 29 14,264 Residential construction 9 5 -1 16 -1 436 Total Residential Loans $82 $68 $67 $92 $52 $38,775 Guaranteed student loans - - - - - $4,827 Other direct $6 $8 $8 $7 $8 4,573 Indirect 10 11 7 13 15 10,644 Credit cards 5 4 5 5 5 901 Total Consumer Loans $21 $23 $20 $24 $28 $20,945 Total SunTrust $128 $110 $113 $128 $94 $133,112

25 Reconciliation of Noninterest Income ($ in millions) 1. Adjusted noninterest income is provided as certain items are removed that are material and/or potentially nonrecurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions Note: Totals may not foot due to rounding 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Reported Noninterest Income $814 $791 $957 $780 $795 Adjustment Items: Securities Gains/(Losses) 1 (1) (1) (9) (5) Fair Value Items (Trading Income) 10 (2) (7) 1 5 Fair Value Items (Mortgage Production Related Income) (4) 5 4 4 3 RidgeWorth Sale (Other Income) - - 105 - - Total Adjustments 7 2 102 (3) 3 Adjusted Noninterest Income 1 $807 $789 $855 $783 $792 Memo: Reported Trading Income $57 $49 $47 $46 $40 - Fair Value Items 10 (2) (7) 1 5 Adjusted Trading Income $47 $51 $54 $45 $35

26 Reconciliation of Noninterest Expense ($ in millions) 1. In accordance with updated GAAP, amortization of affordable housing investments of was reclassified and is now presented in provision for income taxes for the three months ended December 31, 2013. Previously, the amortization was presented in other noninterest expense 2. Adjusted expenses are provided as they remove certain items that are material and/or potentially nonrecurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions Note: Totals may not foot due to rounding 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Reported Noninterest Expense 1 $1,361 $1,357 $1,517 $1,259 $1,410 Adjustment Items: Legacy Affordable Housing Impairment/(Recovery) (Other Noninterest Expense) - 36 - (8) - Impact of Certain Legacy Mortgage Legal Matters (Operating Losses) - - 179 - 145 Total Adjustments - 36 179 (8) 145 Adjusted Noninterest Expense 2 $1,361 $1,321 $1,338 $1,267 $1,264

Reconciliation of Efficiency Ratio

($ in millions)

	4Q 13	1Q 14	2Q 14	3Q 14	4Q 14	2013	2014
Reported (GAAP) Basis							
Reported Revenue - FTE	$2,061	$2,030	$2,201	$2,031	$2,043	$8,194	$8,305
Reported Noninterest Expense[1]	1,361	1,357	1,517	1,259	1,410	5,831	$5,543
Amortization/Impairment of Intangibles/Goodwill	5	3	4	7	11	23	25
Efficiency Ratio	66.0%	66.8%	68.9%	62.0%	69.0%	71.2%	66.7%
Tangible Efficiency Ratio	65.8%	66.7%	68.8%	61.7%	68.4%	70.9%	66.4%
Adjusted Basis							
Reported Revenue - FTE	$2,061	$2,030	$2,201	$2,031	$2,043	$8,194	$8,305
Adjustment Items:							
Securities Gains / (Losses)	1	(1)	(1)	(9)	(5)	2	(15)
Fair Value Items (Trading Income)	10	(2)	(7)	1	5	7	(2)
Fair Value Items (Mortgage Production Income)	(4)	5	4	4	3	(12)	17
GSE Mortgage Repurchase Settlements	-	-	-	-	-	(63)	-
RidgeWorth Sale	-	-	105	-	-	-	105
Adjusted Revenue - FTE[2]	$2,054	$2,029	$2,099	$2,034	$2,040	$8,260	$8,202
Reported Noninterest Expense[1]	$1,361	$1,357	$1,517	$1,259	$1,410	$5,831	$5,543
Adjustment Items:							
Legacy Affordable Housing Impairment/(Recovery)	-	36	-	(8)	-	-	28
Impact of Certain Legacy Mortgage Legal Matters	-	-	179	-	145	323	324
Mortgage Servicing Advances Allowance Increase	-	-	-	-	-	96	-
Adjusted Expense[1,2]	$1,361	$1,321	$1,338	$1,267	$1,264	$5,412	$5,190
Efficiency Ratio - Adjusted Basis	66.3%	65.1%	63.7%	62.3%	62.0%	65.5%	63.3%
Tangible Efficiency Ratio - Adjusted Basis	66.0%	64.9%	63.6%	61.9%	61.4%	65.3%	63.0%

1. In accordance with updated GAAP, amortization of affordable housing investments of $16 million and $49 million were reclassified and are now presented in provision for income taxes for the three months ended December 31, 2013, and full year 2013, respectively. Previously, the amortization was presented in other noninterest expense
2. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions

Note: Totals may not foot due to rounding

SunTrust

27

28 Reconciliation of Basel III Common Equity Tier 1 Ratio1 ($ in billions) 4Q 14 Basel I Tier 1 Common $15.6 Adjustments from Basel I to Basel III 2 0.0 Basel III Common Equity Tier 13 $15.6 Risk-weighted Assets - Basel I $162.5 Adjustments from Basel I to Basel III 4 (2.1) Risk-weighted Assets - Basel III 3 $160.4 Tier 1 Common Ratio (Basel I) 9.6% Common Equity Tier 1 Ratio (Basel III)3 9.7% 1. The Tier 1 common ratio is a financial measure that is used by regulators, bank management, and investors to assess the capital position of financial services companies. The Common Equity Tier 1 ratio as calculated for Basel III is considered non-GAAP, and as such we have presented a reconciliation to the Tier 1 common ratio under Basel I that is currently used by regulators. All figures are estimated at the time of the earnings release and subject to revision 2. Improved treatment of mortgage servicing assets essentially offset by disallowed deferred tax assets 3. The Basel III calculations of Common Equity Tier 1, risk-weighted assets, and the Common Equity Tier 1 ratio are based upon the Company's interpretation of the final Basel III rules issued by the Federal Reserve on July 2, 2013, on a fully-phased-in basis. The Company's interpretation of the rules is subject to change, and as such, so are its estimated Basel III calculations 4. The largest differences between the risk-weighted assets as calculated under Basel I versus Basel III for SunTrust relate to the risk-weightings for certain commercial loans, unfunded commitments, derivatives and mortgage servicing assets

29 Reconciliation of Non-GAAP Measures ($ in billions, except per-share data) Dec 31 Mar 31 Jun 30 Sep 30 Dec 31 2013 2014 2014 2014 2014 Total shareholders' equity $21.4 $21.8 $22.1 $22.3 $23.0 Goodwill, net of deferred taxes (6.2) (6.2) (6.1) (6.1) (6.1) Other intangible assets including MSRs, net of deferred taxes (1.3) (1.3) (1.3) (1.3) (1.2) MSRs 1.3 1.3 1.3 1.3 1.2 Tangible equity 15.2 15.6 16.0 16.1 16.9 Preferred stock (0.7) (0.7) (0.7) (0.7) (1.2) Tangible common equity $14.5 $14.9 $15.3 $15.4 $15.6 Total assets $175.3 $179.5 $182.6 $186.8 $190.3 Goodwill (6.4) (6.4) (6.3) (6.3) (6.3) Other intangible assets including MSRs (1.3) (1.3) (1.3) (1.3) (1.2) MSRs 1.3 1.3 1.3 1.3 1.2 Tangible assets $168.9 $173.1 $176.2 $180.5 $184.0 Tangible equity to tangible assets 9.00% 9.01% 9.07% 8.94% 9.17% Tangible common equity to tangible assets 8.57% 8.59% 8.66% 8.53% 8.50% Tangible book value per common share $27.01 $27.82 $28.64 $29.21 $29.82 Note: Totals may not foot due to rounding

Reconciliation of 2Q 14, 3Q 14, and 4Q 14 Income Statements

Income Statement ($ in millions, except per-share data)	2Q 14 Reported Earnings	Impact from Significant 2Q 14 Items	2Q 14 Adjusted Earnings	3Q 14 Reported Earnings	Impact from Significant 3Q 14 Items	3Q 14 Adjusted Earnings	4Q 14 Reported Earnings	Impact from Significant 4Q 14 Items	4Q 14 Adjusted Earnings
NET INTEREST INCOME	$1,209		$1,209	$1,215		$1,215	$1,211		$1,211
Provision for Credit Losses	73		73	93		93	74		74
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,136		1,136	1,122		1,122	1,137		1,137
NONINTEREST INCOME						-			-
Service charges on deposit accounts	160		160	169		169	162		162
Trust and investment management income	116		116	93		93	84		84
Retail investment services	76		76	76		76	73		73
Other charges and fees	91		91	95		95	94		94
Investment banking income	119		119	88		88	109		109
Trading Income	47		47	46		46	40		40
Card fees	82		82	81		81	82		82
Mortgage production related income / (loss)	52		52	45		45	61		61
Mortgage servicing related income	45		45	44		44	53		53
Other noninterest income	170	105 [1]	65	52		52	42		42
Net securities gains	(1)		(1)	(9)		(9)	(5)		(5)
Total noninterest income	957	105	852	780		780	795		795
NONINTEREST EXPENSE									
Employee compensation and benefits	763		763	730		730	670		670
Net occupancy expense	83		83	84		84	86		86
Outside processing and software	181		181	184		184	206		206
Equipment expense	42		42	41		41	42		42
Marketing and customer development	30		30	35		35	43		43
Amortization/impairment of intangible assets/goodwill	4		4	7		7	11		11
Operating losses	218	179 [2]	39	29		29	174	145 [5]	28
FDIC premium/regulatory exams	40		40	29		29	32		32
Other noninterest expense	156		156	120		120	146		146
Total noninterest expense	1,517	179	1,338	1,259		1,259	1,410	145	1,264
INCOME BEFORE PROVISION FOR INCOME TAXES	576	(74)	650	643		643	522	(145)	667
Provision/(benefit) for income taxes	173	(25) [3]	198	67	(130) [4]	197	128	(57) [6]	185
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	403	(49)	452	576	130	446	394	(88)	482
Net income attributable to noncontrolling interest	4		4	-		-	-		-
NET INCOME	399	(49)	448	576	130	446	394	(88)	482
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	387	(49)	436	563	130	433	378	(88)	466
EPS - DILUTED	$0.72	($0.09)	$0.81	$1.06	$0.25	$0.81	$0.72	($0.17)	$0.88

1. Reflects the pre-tax gain associated with the RidgeWorth sale. 2. Reflects the pre-tax impact from the settlement of certain legacy mortgage matters. 3. Reflects the income tax benefit related to footnotes #1 and #2. 4. Reflects the income tax benefit related to the completion of a tax authority exam. 5. Reflects the legal provision for legacy mortgage matters, as highlighted in the January 5, 2015, 8-K. 6. Reflects the income tax benefit related to footnote #5

Note: Totals may not foot due to rounding

SunTrust

30

Reconciliation of 2013 and 2014 Income Statements

Income Statement ($ in millions, except per-share data)	2013 Reported Earnings	Impact from Significant 2013 Items	2013 Adjusted Earnings	2014 Reported Earnings	Impact from Significant 2014 Items	2014 Adjusted Earnings
NET INTEREST INCOME	$4,853		$4,853	$4,840		$4,840
Provision for Credit Losses	553		553	342		342
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	4,300		4,300	4,498		4,498
NONINTEREST INCOME						
Service charges on deposit accounts	657		657	645		645
Trust and investment management income	518		518	423		423
Retail investment services	267		267	297		297
Other charges and fees	369		369	368		368
Investment banking income	356		356	404		404
Trading Income	182		182	182		182
Card fees	310		310	320		320
Mortgage production related income / (loss)	314	(63) [1]	377	201		201
Mortgage servicing related income	87		87	196		196
Other noninterest income	152		152	302	105 [6]	197
Net securities gains	2		2	(15)		(15)
Total noninterest income	3,214	(63)	3,277	3,323	105	3,218
NONINTEREST EXPENSE						
Employee compensation and benefits	2,901		2,901	2,962		2,962
Net occupancy expense	348		348	340		340
Outside processing and software	746		746	741		741
Equipment expense	181		181	169		169
Marketing and customer development	135		135	134		134
Amortization/impairment of intangible assets/goodwill	23		23	25		25
Operating losses	503	323 [2]	180	441	324 [7]	117
FDIC premium/regulatory exams	181		181	142		142
Other noninterest expense	813 [3]	96 [4]	717	589		589
Total noninterest expense	5,831	419	5,412	5,543	324	5,219
INCOME BEFORE PROVISION FOR INCOME TAXES	1,683	(482)	2,166	2,278	(219)	2,497
Provision/(benefit) for income taxes	322 [3]	(303) [5]	625	493	(212) [8]	705
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	1,361	(179)	1,541	1,785	(7)	1,792
Net income attributable to noncontrolling interest	17		17	11		11
NET INCOME	1,344	(179)	1,523	1,774	(7)	1,782
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	1,297	(179)	1,476	1,722	(7)	1,729
EPS - DILUTED	$2.41	($0.33)	$2.74	$3.23	($0.01)	$3.24
RETURN ON AVERAGE ASSETS	0.78%	-0.10%	0.88%	0.97%	-0.01%	0.98%

1. Reflects the pre-tax impact of mortgage repurchase settlements with Fannie Mae and Freddie Mac. 2. Reflects the pre-tax impact from the settlement of certain legal matters. 3. In accordance with updated GAAP, amortization of affordable housing investments of $49 million was reclassified and is now presented in provision for income taxes for 2013. Previously, the amortization was presented in other noninterest expense. 4. Reflects the pre-tax impact from the mortgage servicing advances allowance increase. 5. Reflects the income tax benefit related to footnotes #1, #2, and #3 ($191) and the other tax items ($113) referred to in the October 10, 2013, 8-K. 6. Reflects the pre-tax gain associated with the RidgeWorth sale. 7. Reflects the pre-tax impact of certain legacy mortgage legal matters ($324). 8. Reflects the income tax benefit related to footnotes #6 and #7 ($82) and the income tax benefit related to the completion of a tax authority exam ($130)

Note: Totals may not foot due to rounding

SunTrust

31